                                                                    EXHIBIT 10.2


                         RECEIVABLES PURCHASE AGREEMENT


                            Dated as of May 22, 2001


                                      Among

                                 PLAYTEX A/R LLC

                                  AS THE SELLER


                                       and


                          GRAMERCY CAPITAL CORPORATION

                                 AS THE INVESTOR


                                       and


                   CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH

                          INDIVIDUALLY AND AS THE AGENT


                                       and


                             PLAYTEX PRODUCTS, INC.

                       AS COLLECTION AGENT AND ORIGINATOR

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
PRELIMINARY STATEMENT................................................................................1

ARTICLE I     DEFINITIONS............................................................................1

              SECTION 1.01.    Certain Defined Terms.................................................1
              SECTION 1.02.    Other Terms..........................................................22

ARTICLE II    AMOUNTS AND TERMS OF THE PURCHASES....................................................22

              SECTION 2.01.    Purchase Facility....................................................22
              SECTION 2.02.    Making Purchases.....................................................23
              SECTION 2.03.    Receivable Interest Computation......................................24
              SECTION 2.04.    Settlement Procedures................................................24
              SECTION 2.05.    Fees ................................................................27
              SECTION 2.06.    Payments and Computations, Etc.......................................27
              SECTION 2.07.    [Intentionally Omitted]..............................................28
              SECTION 2.08.    Increased Costs......................................................28
              SECTION 2.09.    Additional Yield on Receivable Interests Bearing a Eurodollar Rate...29
              SECTION 2.10.    Taxes ...............................................................29
              SECTION 2.11.    Security Interest....................................................30

ARTICLE III   CONDITIONS OF PURCHASES...............................................................31

              SECTION 3.01.    Conditions Precedent to Initial Purchase.............................31
              SECTION 3.02.    Conditions Precedent to All Purchases and Reinvestments..............33

ARTICLE IV    REPRESENTATIONS AND WARRANTIES........................................................34

              SECTION 4.01.    Representations and Warranties of the Seller.........................34
              SECTION 4.02.    Representations and Warranties of the Collection Agent...............37

ARTICLE V     COVENANTS.............................................................................39

              SECTION 5.01.    Covenants of the Seller..............................................39
              SECTION 5.02.    Covenant of the Seller and the Originator............................46

ARTICLE VI    ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES ....................................47

              SECTION 6.01.    Designation of Collection Agent......................................47
              SECTION 6.02.    Duties of Collection Agent...........................................48
              SECTION 6.03.    Certain Rights of the Agent..........................................49

                                                                                                   Page
                                                                                                   ----
              SECTION 6.04.    Rights and Remedies..................................................50
              SECTION 6.05.    Further Actions Evidencing Purchases.................................50
              SECTION 6.06.    Covenants of the Collection Agent and the Originator.................51
              SECTION 6.07.    Indemnities by the Collection Agent..................................52

ARTICLE VII   EVENTS OF TERMINATION.................................................................53

              SECTION 7.01.    Events of Termination................................................53

ARTICLE VIII  THE AGENT ............................................................................57

              SECTION 8.01.    Authorization and Action.............................................57
              SECTION 8.02.    Agent's Reliance, Etc................................................57
              SECTION 8.03.    CSFBNY and Affiliates................................................58
              SECTION 8.04.    Bank's Purchase Decision.............................................58

ARTICLE IX    INDEMNIFICATION.......................................................................58

              SECTION 9.01.    Indemnities by the Seller............................................58

ARTICLE X     MISCELLANEOUS.........................................................................61

              SECTION 10.01.   Amendments, Etc......................................................61
              SECTION 10.02.   Notices, Etc.........................................................61
              SECTION 10.03.   Assignability........................................................61
              SECTION 10.04.   Costs, Expenses and Taxes............................................62
              SECTION 10.05.   No Proceedings.......................................................62
              SECTION 10.06.   Confidentiality......................................................63
              SECTION 10.07.   GOVERNING LAW........................................................63
              SECTION 10.08.   Execution in Counterparts............................................63
              SECTION 10.09.   Survival of Termination..............................................63
              SECTION 10.10.   Consent to Jurisdiction..............................................64
              SECTION 10.11.   Intent of Parties....................................................64
              SECTION 10.12.   WAIVER OF JURY TRIAL.................................................64

                          SCHEDULES

SCHEDULE I   -  Lock-Box Banks
SCHEDULE II  -  Credit and Collection Policy
SCHEDULE III -  Concentration Limits
SCHEDULE IV  -  Fiscal Months
SCHEDULE V   -  EFT Obligors

                          ANNEXES

ANNEX A-1    -  Form of Seller Report (Weekly)
ANNEX A-2    -  Form of Seller Report (Monthly)
ANNEX B      -  Form of Lock-Box Agreement
ANNEX C-1    -  Form of Opinion of Counsel to the Seller,
                and the Originator (Corporate)
ANNEX C-2    -  Form of Opinion of Counsel to the Seller,
                the Manager and the Originator (True Sale
                and Non-Consolidation)
ANNEX D      -  Assignment and Acceptance
ANNEX E      -  Form of Funds Transfer Letter
ANNEX F      -  Form of North Carolina Counsel Opinion
                (UCC/Lock-Box)
ANNEX G      -  Form of Connecticut Counsel Opinion (UCC)
ANNEX H      -  Form of Delaware Counsel Opinion (LLC)
ANNEX I      -  Form of Delaware Counsel Opinion (UCC)
ANNEX J      -  Form of Purchase Notice
ANNEX K      -  Form of Invoice

                                   RECEIVABLES
                               PURCHASE AGREEMENT

                            Dated as of May 22, 2001


     PLAYTEX A/R LLC, a Delaware limited liability company (the "SELLER"), GRAMERCY CAPITAL CORPORATION, a Delaware corporation, CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, individually ("CSFBNY") and as agent (the "AGENT") for the Investors and the Banks (as defined herein), and PLAYTEX PRODUCTS, INC., a Delaware corporation, as Collection Agent and Originator, agree as follows:

     PRELIMINARY STATEMENT. The Seller has acquired, and may continue to acquire, Receivables from the Originator (as hereinafter defined), either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Originator. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as "RECEIVABLE INTERESTS") in the Receivables. Gramercy may, in its sole discretion, purchase such Receivable Interests, and the Banks are prepared to purchase such Receivable Interests, in each case on the terms set forth herein. Accordingly, the parties agree as follows:


ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "'AA' FINANCIAL FED CP CORPORATE RATE" means the commercial loan rate for AA rated financial issuers as released on a weekly basis, and updated on a daily basis, in 'H.15 Selected Interest Rates' as published in the Federal Reserve Statistical Release.

     "ADJUSTED EURODOLLAR RATE" means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

     "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

     "AFFILIATED OBLIGOR" means any Obligor that is an Affiliate of another Obligor.

     "AGENT'S ACCOUNT" means the special account (account number _______) of the Agent maintained at the office of First Union National Bank at _______________.

     "ALTERNATE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

          (1) .15% per annum above the 'AA' Financial Fed CP Corporate Rate, or

          (2) .15% per annum above the Federal Funds Rate.

     "ASSET PURCHASE AGREEMENT" means (a) in the case of any Bank other than CSFBNY, the asset purchase agreement entered into by such Bank concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement and (b) in the case of CSFBNY, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by CSFBNY for the benefit of Gramercy, to the extent relating to the sale or transfer of interests in Receivable Interests.

     "ASSIGNEE RATE" for any Fixed Period for any Receivable Interest funded by a Bank means an interest rate per annum equal to 1% per annum above the Eurodollar Rate for such Fixed Period; PROVIDED, HOWEVER, that in case of any Fixed Period on or prior to the first day of which a Bank shall have notified the Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Bank to fund such Receivable Interest at the Assignee Rate set forth above (B) the rate at which deposits of U.S. Dollars are being offered in the London interbank market does not accurately reflect the cost to such Bank of funding or maintaining any Receivable Interest or (C) it is unable to obtain U.S. Dollars in the London interbank market to fund or maintain any Receivable Interest (and such Bank shall not have subsequently notified the Agent that such circumstances no longer exist),the "ASSIGNEE RATE" for such Fixed Period shall be an interest rate per annum equal to 1% per annum above the Alternate Rate in effect on the first day of such Fixed

Period; PROVIDED FURTHER that the Agent and the Seller may agree in writing from time to time upon a different "ASSIGNEE RATE".

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex D hereto.

     "AVERAGE MATURITY" means at any time that period of days equal to the average maturity of the Pool Receivables calculated by the Collection Agent in the then most recent Seller Report; provided if the Agent shall disagree with any such calculation, the Agent may recalculate such Average Maturity.

     "BANK COMMITMENT" of any Bank means, (a) with respect to CSFBNY, $100,000,000 or such amount as reduced by any Assignment and Acceptance entered into between CSFBNY and other Banks; or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

     "BANKS" means CSFBNY and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.03.

     "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

     "CAPITAL" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by Gramercy or a Bank pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(d); PROVIDED that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

     "CHANGE OF CONTROL" shall have the meaning ascribed to that term in the Credit Agreement.

     "COLLATERAL" has the meaning specified in Section 2.11.

     "COLLECTION AGENT" means at any time the Person then authorized pursuant to
Section 6.01 to administer and collect Pool Receivables.

     "COLLECTION AGENT DEFAULT" means the occurrence of any of the following events: (i) an Event of Termination under Section 7.01(a), (ii) an Event of Termination under Section 7.01(c) or 7.01(g), in each case with respect to the Collection Agent only, (iii) an Event of Termination under Section 7.01(h), 7.01(i), 7.01(j), 7.01(k) (except to the extent that it relates to the Seller), 7.01(q), 7.01(r) or 7.01(s), (iv) (A) the Collection Agent shall fail to pay any principal of or premium or interest on any of its Debt under (1) the Credit Agreement or (2) the Indenture when the same becomes due and payable; or (B) any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt under the Credit Agreement or the Indenture and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of any Debt under the Credit Agreement or the Indenture; and, in either such case, (C) any Debt under the Credit Agreement or the Indenture shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease any Debt under the Credit Agreement or the Indenture shall be required to be made, in each case prior to the stated maturity thereof; or
(v) (A) the Collection Agent shall fail to pay any principal of or premium or interest on any other instrument or agreement where the Debt outstanding is in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt; or (B) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (C) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

     "COLLECTION AGENT FEE" has the meaning specified in Section 2.05(a).

     "COLLECTION DELAY PERIOD" means 10 days or such other number of days as the Agent may select upon three Business Days' notice to the Seller.

     "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

     "COMMITMENT TERMINATION DATE" means the earliest of (a) May 21, 2002, UNLESS, prior to such date (or the date so extended pursuant to this clause), upon the Seller's request, made not more than 90 nor less than 75 days prior to the then Commitment Termination Date, one or more Banks having Bank Commitments equal to 100% of the Purchase Limit shall in their sole discretion consent, which consent shall be given not less than 60 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring 364 days after the said consent; PROVIDED, however, that any failure of any Bank to respond to the Seller's request for such extension 60 days prior to the then Commitment Termination Date shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date, (c) the date determined pursuant to Section 7.01, and (d) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b).

     "CONCENTRATION LIMIT" for any Obligor means at any time 4% or such higher percentage for such Obligor designated on Schedule III; PROVIDED that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor.

     "CONTRACT" means an agreement between the Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices in the form of Annex K or such other contact or invoice as may be approved by the Agent, pursuant to or under which such Obligor shall be obligated to pay for merchandise from time to time.

     "CREDIT AGREEMENT" means that certain Credit Agreement dated as of May 22, 2001, among the Originator, as borrower, the several lenders from time to time parties thereto and Credit Suisse First Boston, as administrative agent, lead arranger and bookrunner, as the same may from time to time be amended, modified and/or restated.

     "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Collection Agent in effect on the date of this Agreement and described in Schedule II hereto, as modified in compliance with this Agreement.

     "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

     "DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that became Defaulted Receivables during such Fiscal Month or that would have become Defaulted Receivables during such Fiscal Month had they not been written off the books of the Originator or the Seller during such Fiscal Month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the third Fiscal Month immediately preceding such Fiscal Month.

     "DEFAULTED RECEIVABLE" means an Originator Receivable:

          (1) as to which, for the purpose of determining whether it is an Eligible Receivable, any payment, or part thereof, remains unpaid for 61 or more days from the original due date for such payment;

          (2) as to which, for the purpose of determining the Default Ratio, any payment or part thereof, remains unpaid for 61-90 days from the original due date for each payment;

          (3) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

          (4) which, consistent with the Credit and Collection Policy, has been written off the Originator's or the Seller's books as uncollectible.

     "DELINQUENCY RATIO" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that became Delinquent Receivables during such Fiscal Month by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day.

     "DELINQUENT RECEIVABLE" means an Originator Receivable that is not a Defaulted Receivable or a Charged Off Receivable and:

          (5) as to which, for the purpose of determining whether it is an Eligible Receivable, any payment, or part thereof, remains unpaid for 30 or more days from the original due date for such payment;

          (6) as to which, for the purpose of determining the Delinquency Ratio, any payment, or part thereof, remains unpaid for 30-60 days from the original due date for such payment; or

          (7) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Originator or the Seller.

     "DILUTED RECEIVABLE" means that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by the Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of or cancellation of, a Contract or invoice or any cash discount, discount for quick payment or other adjustment by the Originator which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable) or
(iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); PROVIDED that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Originator Receivables balance sold to the Seller through a reduction in the purchase price for the related Originator Receivable.

     "DILUTION HORIZON FACTOR" means, as of any date, a ratio computed by dividing (i) the aggregate original Outstanding Balance of all Originator Receivables created by the Originator during the two most recently ended Fiscal Months by (ii) the Net Receivables Pool Balance.

     "DILUTION PERCENTAGE" means, as of any date, the product of (a) the sum of
(i) the product of (x) 1.5 (2.0, if the rating assigned to the Debt under the Credit Agreement is downgraded to B or below by S&P or B2 or below by Moody's or if any such rating is suspended or withdrawn), multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended Fiscal Months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended Fiscal Month (to the extent that such is a positive number), multiplied by
(b) the Dilution Horizon Factor as of such date.

     "DILUTION RATIO" means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended Fiscal Month by dividing (i) the aggregate amount of Originator Receivables which became Diluted Receivables during such Fiscal Month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the second Fiscal Month immediately preceding such Fiscal Month.

     "DILUTION RESERVE" means, for any Receivable Interest on any date, an amount equal to:

                                 DP x (C + YFR)

     where:

          DP     =    the Dilution Percentage for such
                      Receivable Interest on such date.

          C      =    the Capital of such Receivable
                      Interest on such date.

          YFR    =    the Yield and Fee Reserve for such
                      Receivable Interest on such date.

     "DILUTION VOLATILITY RATIO" means, as of any date, a ratio (expressed as a percentage) equal to the product of (A)(i) the highest of the arithmetic averages of the Dilution Ratios for each consecutive three-Fiscal Month period occurring within the twelve most recently ended Fiscal Months or, if the rating assigned to the Debt under the Credit Agreement is downgraded to B or below by S&P or B2 or below by Moody's or, if any such rating is suspended or withdrawn, the Dilution Ratio as of the last day of the most recently ended Fiscal Month minus (ii) the average of the Dilution Ratios for each of the twelve most recently ended Fiscal months and (B) a ratio calculated by dividing (a) the highest of the arithmetic averages of the Dilution Ratios for each consecutive three-Fiscal Month period occurring within the twelve most recently ended Fiscal Months or, if the rating assigned to the Debt under the Credit Agreement is downgraded to B or below by S&P or B2 or below by Moody's or, if any such rating is suspended or withdrawn, the Dilution Ratio as of the last day of the most recently ended Fiscal Month by (b) the average of the Dilution Ratios for each of the twelve most recently ended Fiscal Months.

     "E-MAIL SELLER REPORT" has the meaning specified in Section 6.02(g).

     "EFT OBLIGOR" means an Obligor listed on Schedule V.

     "ELIGIBLE ASSIGNEE" means CSFBNY, any of its Affiliates, any Person managed by CSFBNY or any of its Affiliates, or any financial or other institution acceptable to the Agent which has short term unsecured debt ratings at least equal to that of the highest rated conduit managed by the Agent.

     "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

          (8) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

          (9) which at the time of the initial creation of an interest therein under this Agreement is not a Defaulted Receivable or a Delinquent Receivable;

          (10) which, according to the Contract related thereto, is required to be paid in full within 30 days of the original billing date therefor, or such other number of days as may be agreed upon from time to time by the Seller and the Agent EXCEPT that (A) Contracts for Suncare Receivables may have maturities of 240 days and (B) Contracts for Receivables for sales to new stores and sales of new products may have maturities of 60 days;

          (11) the Obligor of which has been directed to make payment to a Lock-Box Account except for EFT Obligors, PROVIDED that for a period of 45 days after the date of the Agreement (i) there are not more than six EFT Obligors and (ii) the aggregate Outstanding Balance of Receivables of EFT Obligors does not exceed 10% of the Net Receivables Pool Balance, and, if such percentage is greater than 10%, then such Receivables will not be Eligible Receivables to the extent that the aggregate Outstanding Balance thereof exceeds 10% of the Net Receivables Pool Balance, in any event subject to the terms of Section 5.01(h);

          (12) which is an "account" or a "general intangible" within the meaning of Section 9-106 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

          (13) which is denominated and payable only in United States dollars in the United States;

          (14) which arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

          (15) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, the Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

          (16) which arises under a Contract which (A) does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller or the Originator thereunder and (B) does not contain a confidentiality provision that purports to restrict the ability of the Agent, the Investors or the Banks to exercise their rights under this Agreement, including, without limitation, their right to review the Contract;

          (17) which was generated in the ordinary course of the Originator's business;

          (18) which, at the time of the initial creation of an interest therein under this Agreement, has not been extended, rewritten or otherwise modified from the original terms thereof except to correct clerical errors;

          (19) the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation;

          (20) which satisfies all applicable requirements of the Credit and Collection Policy;

          (21) which has not been selected for purchase under this Agreement in a manner which is adverse to the interests of the Investors or the Banks;

          (22) as to which the goods or services delivered thereunder, and the delivery thereof, comply in all material respects with the terms of the related Contract and any other related agreement and any applicable warranties;

          (23) as to which the goods delivered thereunder are not subject to return;

          (24) which is not a sale of the type described in Section 2-326 of the UCC; and

          (25) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EURODOLLAR RATE" means, for any Fixed Period, an interest rate per annum equal to the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of one month which appears at Telerate Page 3750 as of 11:00 A.M. (London time) two (2) Business Days before the first day of such Fixed Period; PROVIDED that if the rate described above does not appear on Telerate Page 3750 on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in Dollars for a period of one month on the Reuters Screen LIBO Page, as of 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period. If the Agent is unable to determine the Eurodollar Rate for any Fixed Period by reference to either the Telerate Page 3750 or the Reuters Screen LIBO Page, then the Eurodollar Rate for that Fixed Period will be the rate per annum of the offered rate for deposits in U.S. Dollars for a period of one month which is offered by CSFBNY in the London interbank market at approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Fixed Period.

     "EURODOLLAR RATE RESERVE PERCENTAGE" of any Investor or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

     "EVENT OF TERMINATION" has the meaning specified in Section 7.01.

     "FACILITY TERMINATION DATE" means the earliest of (a) May 21, 2002 or (b) the date determined pursuant to Section 7.01 or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (d) the date the Asset Purchase Agreement expires without being renewed.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "FEE AGREEMENT" has the meaning specified in Section 2.05(b).

     "FEES" has the meaning specified in Section 2.05(b).

     "FISCAL MONTH" means each of the monthly periods designated as such on
Schedule IV.

     "FISCAL WEEK" means Sunday through Saturday of each calendar week.

     "FIXED PERIOD" means with respect to any Receivable Interest a period of one week commencing on the Settlement Date for each week and ending on the Settlement Date for the following week (except that the initial Fixed Period shall end on May 31, 2001);

PROVIDED that (i) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (PROVIDED, HOWEVER, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day); and (ii) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the Agent.

     "FUNDS TRANSFER LETTER" means a letter in substantially the form of Annex E hereto executed and delivered by the Seller to the Agent, as the same may be amended or restated in accordance with the terms thereof.

     "GRAMERCY" means Gramercy Capital Corporation and any successor or assign of Gramercy that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables and which has a short term unsecured debt rating at least equal to that of the highest rated conduit managed by the Agent.

     "INCIPIENT EVENT OF TERMINATION" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

     "INDENTURE" means the Indenture dated May 22, 2001, between the Originator and The Bank of New York, as Trustee, relating the Originator's 9_% Senior Subordinated Notes due 2011, as the same may from time to time be amended modified and/or restated.

     "INTERESTS" has the meaning specified in Section 5.01(p).

     "INVESTOR" means Gramercy and all other owners by assignment or otherwise of a Receivable Interest originally purchased by Gramercy and, to the extent of the undivided interests so purchased, shall include any participants.

     "INVESTOR RATE" for any Fixed Period for any Receivable Interest means to the extent Gramercy funds such Receivable Interest for such Fixed Period by issuing commercial paper, an interest rate per annum equal to the Eurodollar Rate; PROVIDED, HOWEVER, that in the case of any Fixed Period on or prior to the first day of which an Investor shall have notified the Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor to fund such Receivable Interest at the Investor Rate set forth above (B) the rate at which deposits of U.S. Dollars are being offered in the London interbank market does not accurately reflect the cost to such Investor of funding or maintaining any Receivable Interest or (C) it is unable to obtain U.S. Dollars in the London interbank market to fund or maintain any Receivable Interest (and such Investor shall not have subsequently notified the Agent that such circumstances no longer exist), the "Investor Rate" for such Fixed Period shall be an interest rate per annum equal to the Alternate Rate in effect on the first day of such Fixed Period PROVIDED, FURTHER, that the Agent and Seller may agree in writing from time to time upon a different "Investor Rate".

     "LIQUIDATION DAY" means, for any Receivable Interest, (i) each day during a Fixed Period for such Receivable Interest on which the conditions set forth in

Section 3.02 are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

     "LOCK-BOX ACCOUNT" means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections.

     "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of Annex B.

     "LOCK-BOX BANK" means any of the banks holding one or more Lock-Box
Accounts.

     "LOSS HORIZON FACTOR" means, as of any date, a ratio computed by dividing
(i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originator during the three most recently ended Fiscal Months by (ii) the Net Receivable Pool Balance.

     "LOSS PERCENTAGE" means, as of any date, the product of (i) 1.50 (2.0, if the rating assigned to the Debt under the Credit Agreement is downgraded to B or below by S&P or B2 or below by Moody's or if any such rating is suspended or withdrawn multiplied by (ii) the Loss Horizon Factor as of the last day of the most recently ended Fiscal Month multiplied by (iii) the highest of the Loss Ratios for the twelve most recently ended Fiscal Months.

     "LOSS RATIO" means, as of any date, a ratio (expressed as a percentage) the highest of the arithmetic averages of the Default Ratios for each consecutive six-Fiscal Month period occurring within the twelve most recently ended Fiscal Months or, if the rating assigned to the Debt under the Credit Agreement is downgraded to B or below by S&P or B2 or below by Moody's or, if any such rating is suspended or withdrawn, the Default Ratios for each consecutive three-Fiscal Month Period occurring within the twelve most recently ended Fiscal Months.

     "LOSS RESERVE" means, for any Receivable Interest on any date, an amount equal to:

                                 LP x (C + YFR)

     where:

          LP     =    the Loss Percentage for such
                      Receivable Interest on such date.

          C      =    the Capital of such Receivable
                      Interest on such date.

          YFR    =    the Yield and Fee Reserve for such
                      Receivable Interest on such date.

     "MATERIAL ADVERSE EFFECT" means with respect to the Collection Agent a material adverse effect on (i) its financial condition or operations or any of its Subsidiaries or (ii) its ability to perform its obligations under this Agreement or the legality, validity or enforceability of this Agreement or (iii) the collectibility of the Receivables Pool taken as a whole or its ability to collect Pool Receivables.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET RECEIVABLES POOL BALANCE" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the Outstanding Balance of such Eligible Receivables that are then Defaulted Receivables,(ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the aggregate outstanding Capital of all Receivable Interests, (iii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, which have not been applied to the related Receivable that generated such Collection and (iv) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by the Originator or the Seller is outstanding at such time to the extent deemed Collections have not been paid pursuant to Section 2.04(e).

     "OBLIGOR" means a Person which is a United States resident obligated to make payments pursuant to a Contract.

     "ORIGINATOR" means Playtex Products, Inc., a Delaware corporation.

     "ORIGINATOR PURCHASE AGREEMENT" means the Purchase and Contribution Agreement dated as of the date of this Agreement between the Originator, as seller, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

     "ORIGINATOR RECEIVABLE" means the indebtedness of any Obligor resulting from the provision or sale of merchandise by the Originator under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

     "OTHER COMPANIES" means the Originator and all of its Subsidiaries except the Seller.

     "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

     "PERCENTAGE" of any Bank means, (a) with respect to CSFBNY, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

     "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

     "PURCHASE LIMIT" means $100,000,000, as such amount may be reduced pursuant to Section 2.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

     "RECEIVABLE" means any Originator Receivable which has been acquired by the Seller from the Originator by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

     "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

                           C + the greater of R and SR
                           ---------------------------
                                      NRPB

     where:

          C      =    the Capital of such Receivable
                      Interest at the time of computation.

          R      =    the Reserves of such Receivable
                      Interest at the time of computation.

          SR     =    the Static Reserve of such Receivable
                      Interest at the time of computation.

          NRPB   =    the Net Receivables Pool Balance at
                      the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

     "RECEIVABLES POOL" means at any time the aggregation of each then outstanding Eligible Receivable.

     "RECEIVABLE TURNOVER DAYS" means, on any date, an amount equal to

                               [OBOR x AVM] + CDP
                                ----
                                 CO

     where:

          OBOR   =    the aggregate Outstanding Balance of
                      all Pool Receivables at the end of
                      the most recently ended Fiscal Month.

          CO     =    Collections received during such
                      Fiscal Month.

          AVM    =    the Average Maturity on such date.

          CDP    =    the Collection Delay Period.

     "RELATED SECURITY" means with respect to any Receivable:

          (i) all of the Seller's interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

          (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

          (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

          (iv) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

     "RESERVES" means the sum of the Yield and Fee Reserve, the Loss Reserve and the Dilution Reserve, at the time of computation of the relevant Receivable Interest.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SELLER REPORT" means a report in substantially the form of Annex A-1 or A-2, as the case may be, hereto and containing such additional information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent pursuant to Section 6.02(g).

     "SETTLEMENT DATE" means the second Business Day following receipt by the Agent of the Seller Report for the prior Fiscal Week, but, in no event earlier than Thursday, unless consented to by the Agent.

     "STATIC RESERVE" means, for any Receivable Interest on any date, an amount equal to the greater of (i) 17% or (ii) the greatest of (A) the aggregate Outstanding Balance of the Receivables of an Obligor (other than an Obligor referred to on Schedule III) which has the greatest aggregate Outstanding Balance of Receivables in the Receivables Pool and whose short term unsecured debt ratings are at least A-2/P-2, (B) the aggregate Outstanding Balance of the Receivables of two Obligors (other than an Obligor referred to on Schedule III), which have the greatest aggregate Outstanding Balance of Receivables in the Receivables Pool and whose short term unsecured debt ratings are not greater than A-3/P-3, and (C) the aggregate Outstanding Balance of the Receivables of four Obligors (other than an Obligor referred to on Schedule III) which have the greatest aggregate Outstanding Balance of Receivables in the Receivables Pool and whose long-term public unsecured debt ratings are not greater than Baa3 from Moody's and BBB- from S&P or are unrated.

     "SUNCARE RECEIVABLES" means Receivables originated in the Originator's Banana Boat(R) product line.

     "SUBSIDIARY" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or the Originator, as the case may be, or one or more Subsidiaries, or by the Seller or the Originator, as the case may be, and one or more Subsidiaries.

     "TANGIBLE NET WORTH" means at any time the excess of (i) the sum of (a) the product of (x) 100% minus the Discount (as such term is defined in the Originator Purchase Agreement) multiplied by (y) the Outstanding Balance of all Receivables other than Defaulted Receivables plus (b) cash and cash equivalents of the Seller, minus (ii) Capital.

     "TERMINATION DATE" for any Receivable Interest means (i) in the case of a Receivable Interest owned by an Investor, the earlier of (a) the Business Day which the Seller or the Agent so designates by notice to the other at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Agent at least one Business Day in advance for such Receivable Interest and
(b) the Commitment Termination Date.

     "TRANSACTION DOCUMENT" means any of this Agreement, the Originator Purchase Agreement, the Lock-Box Agreements, the Fee Agreement and all other agreements and documents delivered and/or related hereto or thereto.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     "YIELD" means:

          (26) for each Receivable Interest for any Fixed Period to the extent Gramercy will be funding such Receivable Interest through the issuance of commercial paper or other promissory notes,

                                   IR x C x ED
                                            ---
                                            360

          (27) for each Receivable Interest for any Fixed Period to the extent
     (x) the Investors will not be funding such Receivable Interest through the issuance of commercial paper or other promissory notes, or (y) the Banks will be funding such Receivable Interest,

                                   AR x C x ED
                                            ---
                                            360

     where:

          AR     =    the Assignee Rate for such Receivable
                      Interest for such Fixed Period

          C      =    the Capital of such Receivable
                      Interest during such Fixed Period

          IR     =    the Investor Rate for such Receivable
                      Interest for such Fixed Period

          ED     =    the actual number of days elapsed
                      during such Fixed Period

PROVIDED that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and PROVIDED FURTHER that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     "YIELD AND FEE RESERVE" means, for any Receivable Interest on any date, an amount equal to

                                (C x YFRP) + AUYF

     where:

          C      =    the Capital of such Receivable
                      Interest at the close of business of
                      the Collection Agent on such date.

          YFRP   =    the Yield and Fee Reserve Percentage
                      on such date.

          AUYF   =    accrued and unpaid Yield, Collection
                      Agent Fee and Fees on such date, in
                      each case for such Receivable
                      Interest.

     "YIELD AND FEE RESERVE PERCENTAGE" means, on any date, a percentage equal to

                       [(AER X 1.5) + AM + PF + CAF] X RTD
                       -----------------------------------
                                       360

     where:

          AER    =    the one-month Adjusted Eurodollar
                      Rate in effect on such date.

          AM     =    the applicable spread or margin used
                      in the calculation of the Assignee
                      Rate in effect on such date.

          PF     =    the Program Fee (as defined in the
                      Fee Agreement), in effect on such
                      date.

          CAF    =    the percentage per annum used in the
                      calculation of the Collection Agent
                      Fee in effect on such date.

          RTD    =    the Receivable Turnover Days on such
                      date.

     SECTION 1.2. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.


ARTICLE 2

                       AMOUNTS AND TERMS OF THE PURCHASES

     SECTION 2.1. PURCHASE FACILITY. (a) On the terms and conditions hereinafter set forth, Gramercy may, in its sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date (in the case of Gramercy) and to the Commitment Termination Date (in the case of the Banks). Under no circumstances shall Gramercy make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

     (1) The Seller may at any time upon at least thirty days' notice to the Agent, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; PROVIDED that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

     (2) Until the Agent gives the Seller the notice provided in Section 3.02(c)(iv), the Agent, on behalf of the Investors which own Receivable Interests, may have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests. The Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

     SECTION 2.2. MAKING PURCHASES. (a) Each purchase by Gramercy or the Banks shall be made on a Settlement Date on at least two Business Days' notice from the Seller to the Agent. Each such notice of a purchase shall be in the form of Annex J and shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Capital" of the Receivable Interest then being purchased), and
(ii) the date of such purchase (which shall be a Business Day). The Agent shall promptly thereafter notify the Seller whether Gramercy has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to Gramercy.

     If Gramercy has determined not to make a proposed purchase, the Agent shall promptly send notice of the proposed purchase to all of the Banks concurrently by telecopier, telex or cable specifying the date of such purchase, each Bank's Percentage multiplied by the aggregate amount of Capital of Receivable Interest being purchased, whether the Yield for the Fixed Period for such Receivable Interest is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least two Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which shall be one day if the Seller has not selected another period).

     (1) On the date of each such purchase of a Receivable Interest, Gramercy or the Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds an amount equal to the initial Capital of such Receivable Interest, at the account set forth in the Funds Transfer Letter.

     (2) Effective on the date of each purchase pursuant to this Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the

Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

     (3) Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed such Bank's Bank Commitment less the sum of (i) the aggregate outstanding and unpaid amount of any purchases made by such Bank under the Asset Purchase Agreement plus (ii) such Bank's ratable share of the aggregate outstanding Capital held by Gramercy. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

     SECTION 2.3. RECEIVABLE INTEREST COMPUTATION. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant. Such Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

     SECTION 2.4. SETTLEMENT PROCEDURES. (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of
Article VI of this Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest. All Collections shall be deposited in the Agent's Account on the Business Day following the receipt in the Lock-Box Account of cleared funds and invested in overnight (short-term) securities rated at least A-1/P-1.

     (1) The Agent shall (based on information contained in the most recent Seller's Report), on each Settlement Date:

          (1) with respect to each Receivable Interest, set aside for the Investors or the Banks that hold such Receivable Interest, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

          (2) with respect to each Receivable Interest, if such day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Investors or the Banks that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

          (3) if such day is a Liquidation Day for any one or more Receivable Interests, set aside for the Investors or the Banks that hold such Receivable Interests all of the remaining Collections; and

          (4) during such times as amounts are required to be reinvested in accordance with the foregoing subsection (ii), release to the Seller for its own account any Collections in excess both of such amounts and of the amounts that are required to be set aside pursuant to subsection (i) above.

     (2) [Intentionally Omitted].

     (3) On each Settlement Date (except for the Collection Agent Fee, in which case it shall be every fourth Settlement Date), the Agent shall (based upon information contained in the most recent Seller's Report) distribute funds on deposit in the Agent's Account as follows:

          (1) if such distribution occurs on a day that is not a Liquidation Day, first to the Investors or the Banks that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees and then to the Collection Agent in payment in full of all accrued Collection Agent Fee.

          (2) if such distribution occurs on a Liquidation Day, first to the Investors or the Banks that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees, second to such Investors or Banks in reduction to zero of all Capital, third to such

     Investors, Banks or the Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Collection Agent in payment in full of all accrued Collection Agent Fee.

     After the Capital, Yield, Fees and Collection Agent Fee and any other amounts payable by the Seller to the Investors, the Banks or the Agent hereunder, have been paid in full, all additional Collections shall be paid to the Seller for its own account.

     (4) For the purposes of this Section 2.04:

          (1) if on any day a Receivable shall become (in whole or in part) a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such Diluted Receivable and the Seller shall, on the next Settlement Date, pay such amount to the Agent on behalf of the Investors and the Banks;

          (2) if on any day any of the representations or warranties contained in Section 4.01(h) is no longer true with respect to any Pool Receivable, the Seller shall repurchase such Receivable for an amount equal to the Capital and unpaid Yield attributable thereto on the next Settlement Date;

          (3) except as provided in subsection (i) or (ii) of this Section 2.04(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor will be held as unapplied cash unless such Obligor designates its payment for application to specific Receivables; and

          (4) if and to the extent the Agent, the Investors or the Banks shall be required by legal process or court order to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

     (5) Anything herein to the contrary notwithstanding, the Agent may on any Settlement Date reimburse itself out of cash on hand in the Agent's Account an amount equal to the amount referred to in Section 5.01(u).

Further, the Agent need not make any distribution to the Seller pursuant to this
Section 2.04 for the 20 day period immediately preceding the Commitment Termination Date until such time as the Agent reasonably determines that it will not be required to make payments of the amount referred to in Section 5.01(u).

     SECTION 2.5. FEES. (a) Each Investor and Bank shall pay to the Collection Agent a fee (the "COLLECTION AGENT FEE") of l/2 of 1% per annum on the average daily Capital of each Receivable Interest owned by such Investor or Bank, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which such Capital is reduced to zero, payable on the Settlement Date for such Receivable Interest. Upon three Business Days' notice to the Agent, the Collection Agent (if not the Originator, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivable Interest, but in no event in excess for all Receivable Interests relating to the Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in the Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04. So long as the Originator is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this
Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Seller to pay the "Collection Agent Fee" pursuant to Section 6.03 of the Originator Purchase Agreement, provided that such obligation of the Seller shall in no event be reduced below zero.

     (1) The Seller shall pay to the Agent certain fees (collectively, the "FEES") in the amounts and on the dates set forth in a separate fee agreement of even date between the Seller and the Agent, as the same may be amended or restated from time to time (the "FEE AGREEMENT").

     SECTION 2.6. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account.

     (1) Each of the Seller and the Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2% per annum above the Yield then in effect, payable on demand.

     (2) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

     SECTION 2.7. [Intentionally Omitted]

     SECTION 2.8. INCREASED COSTS. (a) If CSFBNY, any Investor, any Bank, any entity which enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an "AFFECTED PERSON") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall within ten Business Days of such demand (although the effect of the increase is immediate) pay to the Agent for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments (except for taxes which are subject to indemnity under Section
2.10 or any taxes excluded from the definition of Taxes thereunder). A certificate in reasonable detail as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (1) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in
Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Investor or Bank of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor or Bank (with a copy to the Agent), the Seller shall within ten Business Days of such demand (although the effect of the increase is immediate) pay to the Agent, for the account of such Investor or Bank (as a third-party beneficiary), from time to time as specified by such Investor or Bank, additional amounts sufficient to compensate such Investor or Bank for such increased costs (except for taxes which are subject to indemnity under Section
2.10 or any taxes excluded from the definition of Taxes thereunder). A certificate in reasonable detail as to such amounts submitted to the Seller and the Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.9. ADDITIONAL YIELD ON RECEIVABLE INTERESTS BEARING A EURODOLLAR RATE. The Seller shall pay to any Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor or Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate in reasonable detail as to such additional Yield submitted to the Seller and the Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.10. TAXES. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Collection Agent or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING income taxes, branch profits taxes and franchise taxes that are imposed by the United States and franchise taxes and income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Seller or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent, as the case may be, shall make such deductions and (iii) the Seller or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; PROVIDED, HOWEVER, that no Eligible Assignee shall be entitled to receive any greater payment under this paragraph (a) than the related transferor would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred.

     (1) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "OTHER TAXES").

     (2) The Seller will indemnify each Affected Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Agent). A certificate in reasonable detail as to the amount of such indemnification submitted to the Seller and the Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error. If an Affected Person receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by Seller pursuant to this Section 2.10, it shall promptly repay such refund to the Seller (to the extent of amounts that have been paid by the Seller under this Section 2.10 with respect to such refund).

     (3) The Investor hereby represents and warrants that, as of the date hereof, it is a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986. The Agent hereby agrees that it will deliver to the Seller, within fifteen (15) days of the date hereof, Internal Revenue Service Form W-8ECT properly completed and duly executed by the Agent.

     SECTION 2.11. SECURITY INTEREST. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the Investors and the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Investors and the Banks, a security interest in, all of the Seller's right, title and interest in and to (collectively, the "Collateral") (A) the Originator Purchase Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Originator Purchase Agreement,
(ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Originator Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Originator Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Originator Purchase Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder,(B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, owned by the Seller and not otherwise purchased under this Agreement, and (C) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.


ARTICLE 3

                             CONDITIONS OF PURCHASES

     SECTION 3.1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the
Agent:

     (1) Certified copies of the resolutions of the Board of Managers of the Seller and the Board of Directors of the Originator approving this Agreement and the Originator Purchase Agreement and certified copies of all documents evidencing other necessary corporate or limited liability company action and governmental approvals, if any, with respect to this Agreement and the Originator Purchase Agreement.

     (2) A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying the names and true signatures of the officers of the Seller and the Originator authorized to sign the Originator Purchase Agreement and this Agreement and the other documents to be delivered by it hereunder and thereunder.

     (3) Executed copies of proper financing statements, to be filed under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Originator Purchase Agreement.

     (4) Executed copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables, Contracts or Related Security previously granted by the Seller or the Originator and (ii) the collateral security referred to in Section 2.11 previously granted by the Seller.

     (5) Completed requests for information, dated on or before the date of such initial purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller or the Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11).

     (6) Executed copies of Lock-Box Agreements with each Lock-Box Bank.

     (7) Favorable opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Seller and the Originator, substantially in the form of Annexes C-1 and C-2 hereto and as to such other matters as the Agent may reasonably request.

     (8) The Fee Agreement.

     (9) The Funds Transfer Letter.

     (10) An executed copy of the Originator Purchase Agreement.

     (11) A copy of the limited liability company agreement of the Seller, certified by the Secretary or Assistant Secretary of the Seller.

     (12) A copy of the certificate of formation of the Seller certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

     (13) The opening pro forma balance sheet of the Seller referred to in
Section 4.01(e).

     (14) An "agreed upon procedures" report from an accounting firm acceptable to the Agent.

     (15) A favorable opinion of Moore & Van Allen PLLC, special North Carolina counsel to the Originator and the Seller, substantially in the form of Annex F hereto.

     (16) A favorable opinion of Diserio, Martin, O'Connor & Castiglioni LLP, special Connecticut counsel to the Originator and the Seller, substantially in the form of Annex G hereto.

     (17) Favorable opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Originator and the Seller, substantially in form of Annexes H and I hereto.

     (18) Evidence that each of the Credit Agreement and the Indenture has been executed and delivered by the parties thereto.

     SECTION 3.2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent at least one Business Day prior to such purchase, in form and substance satisfactory to the Agent, a completed Seller Report containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under Section 7.01(i) would occur, (b) in the case of each reinvestment, the Collection Agent shall have delivered to the Agent on or prior to the date of such reinvestment, in form and substance satisfactory to the Agent, a completed Seller Report containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g), (c) on the date of such purchase or reinvestment the following statements shall be true, except that the statements in clauses (iii) and (iv) below are required to be true only if such purchase or reinvestment is by an Investor (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (1) The representations and warranties contained in Section 4.01 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

          (2) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination, and

          (3) The Debt under the Credit Agreement is rated at least B- by S&P and B3 by Moody's, and

          (4) The Agent shall not have given the Seller at least one Business Day's notice that the Investors have terminated the reinvestment of Collections in Receivable Interests, and

          (5) The Originator shall have sold or contributed to the Seller, pursuant to the Originator Purchase Agreement, all Originator Receivables arising on or prior to such date, and

(d) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants as follows:

     (1) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

     (2) The execution, delivery and performance by the Seller of the Transaction Documents and the other documents to be delivered by it hereunder, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's limited liability company powers,
(ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Seller's certificate of formation or operating agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents has been duly executed and delivered by the Seller.

     (3) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

     (4) Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

     (5) The consolidated balance sheet of the Originator and its consolidated Subsidiaries as at December 30, 2000, and the related statements of income and retained earnings of the Originator and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Originator and its consolidated Subsidiaries as at such date and the results of the operations of the Originator and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator. The opening pro forma balance sheet of the Seller as at March 31, 2001, giving effect to the initial purchase to be made under this Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as at such date, in accordance with generally accepted accounting principles, and since May 16, 2001 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

     (6) There is no pending or threatened action or proceeding affecting the Seller or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Seller or the ability of the Seller to perform its obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents; the Seller is not in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Seller.

     (7) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (8) Immediately prior to the purchase by the Investor or the Banks, as the case may be, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim and each Pool Receivable in the Receivables Pool shall (i) together with the Contract related thereto, at all times, be owed by the Seller free and clear of any Adverse Claim except as provided herein and (ii) at all times be an Eligible Receivable; upon each purchase or reinvestment, the Investors or the Banks, as the case may be, shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement and those filed by the Seller pursuant to the Originator Purchase Agreement.

     (9) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent, the Investors or the Banks in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent, Investors or the Banks, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     (10) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b).

     (11) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are as specified in Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.01(g).

     (12) Each purchase of a Receivable Interest and each reinvestment of Collections in Pool Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(C)(5) of the Investment Company Act of 1940, as amended.

     (13) The Seller is not known by and does not use any tradename or doing-business-as name.

     (14) The Seller was formed on May 16, 2001, and the Seller did not engage in any business activities prior to the date of this Agreement. The Seller has no Subsidiaries.

     (15) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured,
(iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

     (16) With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Originator or

(ii) shall have purchased such Pool Receivable from the Originator in exchange for payment (made by the Seller to the Originator in accordance with the provisions of the Originator Purchase Agreement) of cash, in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

     SECTION 4.2. REPRESENTATIONS AND WARRANTIES OF THE COLLECTION AGENT. The Collection Agent hereby represents and warrants as follows:

     (1) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified unless the failure to so qualify would not have a Material Adverse Effect.

     (2) The execution, delivery and performance by the Collection Agent of this Agreement and any other documents to be delivered by it hereunder (i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Collection Agent's charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Collection Agent or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except to the extent that a security interest is created hereunder), except, in the case of clauses (iii)(1),
(iii)(3) and (iv), where such condition would not have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Collection Agent.

     (3) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder, except where the failure to obtain such authorization, approval, action or notice would not have a Material Adverse Effect.

     (4) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     (5) The consolidated balance sheet of the Collection Agent and its consolidated Subsidiaries as at December 30, 2000, and the related statements of income and retained earnings of the Collection Agent and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Collection Agent and its consolidated Subsidiaries as at such date and the results of the operations of the Collection Agent and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 30, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Collection Agent.

     (6) There is no pending or threatened action or proceeding affecting the Collection Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Collection Agent and its Subsidiaries taken as a whole or the ability of the Collection Agent to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

ARTICLE 5

                                    COVENANTS

     SECTION 5.1. COVENANTS OF THE SELLER. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full:

     (1) COMPLIANCE WITH LAWS, ETC. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

     (2) OFFICES, RECORDS AND BOOKS OF ACCOUNT. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature pages to this Agreement or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller will not change its state of formation from that of the State of Delaware. The Seller or the Collection Agent on its behalf also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

     (3) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy of the Collection Agent in regard to each Pool Receivable and the related Contract.

     (4) SALES, LIENS, ETC. Except as contemplated by this Agreement, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

     (5) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto except to correct clerical errors.

     (6) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

     (7) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller will not add or terminate any bank as a Lock-Box Bank from those listed in Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change (including an updated Schedule I) and a fully executed Lock-Box Agreement with each new Lock-Box Bank. In the event of the termination of this Agreement and the payment in full of all Capital, Yield and other amounts owed by the Seller hereunder, the Agent agrees to cooperate to terminate the Lock-Box Agreement and rename the Lock-Box Account.

     (8) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller will instruct all Obligors to remit all their payments in respect of Receivables to Lock-Box Accounts. If the Seller shall receive any Collections directly or from an EFT Obligor, it shall immediately (and in any event within one Business Day) deposit the same to a Lock-Box Account. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables. The foregoing notwithstanding, the Seller will immediately instruct the EFT Obligors to make payment of their Receivables to the Lock-Box Account. If any EFT Obligor has failed, within 45 days after the date of this Agreement, to make payments or electronic funds transfers to the Lock-Box Account, the Receivables of such EFT Obligor will no longer be deemed to be Eligible Receivables until such time that such EFT Obligor makes payments to the Lock-Box.

     (9) MARKING OF RECORDS. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with this Agreement.

     (10) FURTHER ASSURANCES. (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests.

     (1) The Seller authorizes the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

     (11) REPORTING REQUIREMENTS. The Seller will provide to the Agent (in multiple copies, if requested by the Agent) the following:

          (1) as soon as available and in any event within 50 days after the end of the first three quarters of each fiscal year of the Originator, a balance sheet of the Originator and its consolidated Subsidiaries as of the end of such quarter and statements of income and retained earnings of the Originator and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Originator;

          (2) as soon as available and in any event within 100 days after the end of each fiscal year of the Originator, a copy of the annual report for such year for the Originator and its consolidated Subsidiaries, containing financial statements for such year audited by KPMG LLP or other independent public accountants reasonably acceptable to the Agent;

          (3) as soon as available and in any event within 50 days after the end of the first three quarters and within 100 days after the end of the fourth fiscal quarter of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

          (4) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

          (5) promptly after the sending or filing thereof, copies of all reports and registration statements that the Originator or any of its Subsidiaries files with the SEC or any national securities exchange;

          (6) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $10,000,000;

          (7) at least ten Business Days prior to any change in the name of the Originator or the Seller, a notice setting forth the new name and the effective date thereof;

          (8) promptly after the Seller obtains knowledge thereof, notice of any "Event of Termination" or "Facility Termination Date" under the Originator Purchase Agreement;

          (9) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has stopped selling or contributing to the Seller, pursuant to the Originator Purchase Agreement, newly arising Originator Receivables;

          (10) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

          (11) promptly after receipt thereof, copies of all notices received by the Seller from the Originator under the Originator Purchase Agreement; and

          (12) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

     (12) CORPORATE SEPARATENESS. (i) The Seller shall at all times maintain at least one independent manager who (x) is not currently and has not been during the five years preceding the date of this Agreement an officer, director, manager or employee of an Affiliate of the Seller or any Other Company, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder or member of any Other Company or any of their respective Affiliates.

     (1) The Seller shall not direct or participate in the management of any of the Other Companies' operations.

     (2) The Seller shall conduct its business from an office separate from that of the Other Companies (but which may be located in the same facility as one or more of the Other Companies). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies.

     (3) The Seller shall at all times be adequately capitalized in light of its contemplated business.

     (4) The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

     (5) The Seller shall maintain its assets and transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the

Other Companies. The Seller shall hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other Companies. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

     (6) The Seller shall not maintain any joint account with any Other Company or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company.

     (7) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Company or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company.

     (8) The Seller shall not make loans, advances or otherwise extend credit to any of the Other Companies.

     (9) The Seller shall, to the extent required by its organizational documents, hold regular duly noticed meetings of its members and make and retain minutes of such meetings.

     (10) The Seller shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Originator Purchase Agreement.

     (11) The Seller shall comply with (and cause to be true and correct) each of the facts and assumptions contained in parts I and II on pages 2 - 7 of the opinion of Paul, Weiss, Rifkind, Wharton & Garrison delivered pursuant to
Section 3.01(g) and designated as Annex C-2 to this Agreement.

     (13) ORIGINATOR PURCHASE AGREEMENT. The Seller will not amend, waive or modify any provision of the Originator Purchase Agreement (provided that the Seller may extend the "Facility Termination Date" thereunder) or waive the occurrence of any "Event of Termination" under the Originator Purchase Agreement, without in each case the prior written consent of the Agent. The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

     (14) NATURE OF BUSINESS. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originator and the transactions contemplated by this Agreement. The Seller will not create or form any Subsidiary.

     (15) MERGERS, ETC. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

     (16) DISTRIBUTIONS, ETC. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any limited liability company interests in profits and losses and the right to receive distributions ("INTERESTS") of the Seller, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any Interests now or hereafter outstanding; PROVIDED, HOWEVER, that the Seller may declare and pay cash dividends or distributions on Interests to its members so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such distributions are in compliance with all applicable law including the Delaware Limited Liability Company Act, and (iii) such distributions have been approved by all necessary and appropriate limited liability company action of the Seller.

     (17) DEBT. The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement.

     (18) CERTIFICATE OF INCORPORATION. The Seller will not amend or delete
Section 9(j) of its limited liability company agreement, or any section thereof or schedule thereto referred to therein.

     (19) TANGIBLE NET WORTH. The Seller will maintain Tangible Net Worth at all times equal to at least $100,000.

     (20) CREDIT AGREEMENT AND INDENTURE. The Seller shall, within 30 days of the date of this Agreement, deliver to the Agent a copy of each of the Credit Agreement and the Indenture, certified by an officer of the Originator.

     (21) REIMBURSEMENT. The Seller shall within 2 Business Days after demand reimburse the Agent for any amounts paid to the Lock-Box Bank pursuant to the Lock-Box Agreement which are set forth in reasonable detail by the Agent.

     SECTION 5.2. COVENANT OF THE SELLER AND THE ORIGINATOR. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full, each of the Seller and the Originator will from time to time during regular business hours as requested by the Agent (i) upon 48 hours' prior notice if no Event of Termination shall have occurred and (ii) with no prior notice if an Event of Termination shall have occurred, permit the Agent or its agents or representatives (including independent public accountants, which may be the Seller's or the Originator's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller or the Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller or the Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller or the Originator, as the case may be, having knowledge of such matters, PROVIDED, that (A) prior to the occurrence of an Event of Termination, such audits, examinations and visits may be conducted twice each calendar year, the cost of the first of such audits, examinations and visits to be borne by the Seller and Originator in an amount not to exceed, when added to the cost of the audits referred to in Section 6.06(a), $10,000, and the cost of the second to be borne by the Agent and (B) upon and after the occurrence of an Event of Termination, such audits, examinations and visits shall not be limited in number, shall be at the discretion of the Agent and the cost thereof shall be borne by Seller and the Originator. In addition, upon the Agent's request at least once per year, the Seller will, at its expense, appoint independent public accountants (which may, with the consent of the Agent, be the Seller's regular independent public accountants), or utilize the Agent's representatives or auditors, to prepare and deliver to the Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Agent. The audits referred to in this Section 5.02 shall be conducted at the same time as and shall not be in addition to the audits referred to in Section 6.06(a).


ARTICLE 6

                          ADMINISTRATION AND COLLECTION
                               OF POOL RECEIVABLES

     SECTION 6.1. DESIGNATION OF COLLECTION AGENT. The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Agent gives notice to the Seller of the designation of a new Collection Agent following the occurrence and during the continuance of a Collection Agent Default, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent at any time after the occurrence and during the continuance of a Collection Agent Default may designate as Collection Agent any Person (including itself) to succeed the Originator or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for the servicing, administration or collection of the Pool Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

     SECTION 6.2. DUTIES OF COLLECTION AGENT. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller and the Agent hereby appoint the Collection Agent, from time to time designated pursuant to
Section 6.01, as agent for themselves and for the Investors and the Banks to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Investors and the Banks.

     (1) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.04.

     (2) If no Collection Agent Default shall have occurred and be continuing, the Originator, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Originator deems appropriate to maximize Collections thereof, or otherwise amend or modify the terms of any Receivable, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension.

     (3) The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables. The Collection Agent shall mark the Seller's master data processing records evidencing the Pool Receivables and the related Contracts with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold.

     (4) [Intentionally Omitted]

     (5) The Collection Agent shall, from time to time at the request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the Investors and the Banks pursuant to Section 2.04.

     (6) On or prior to Wednesday of each week, the Collection Agent shall prepare and forward to the Agent a Seller Report in the form of Annex A-1 relating to the Receivable Interests outstanding on the last day of the immediately preceding Fiscal Week. Prior to the seventh day of each month, the Collection Agent shall prepare and forward to the Agent a Seller Report the form of Annex A-2 relating to Receivable Interests outstanding on the last day of the immediately preceding Fiscal Month.

     The Collection Agent may elect to transmit Seller Reports to the Agent by electronic mail (each an "E-MAIL SELLER REPORT") provided, that (i) the Collection Agent shall safeguard the keys, access codes or other means of generating its digital signature, (ii) each E-Mail Seller Report shall be (A) formatted as the Agent may designate from time to time and shall be digitally signed and (B) sent to the Agent at an electronic mail address designated by the Agent, and (iii) the Agent (A) shall be authorized to rely upon such E-Mail Seller Report for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to the Agent in accordance with the terms of this Agreement and (B) may, upon notice in writing to the Collection Agent and the Seller, terminate the right of the Collection Agent to transmit E-Mail Seller Reports.

     SECTION 6.3. CERTAIN RIGHTS OF THE AGENT. (a) The Seller hereby transfers to the Agent, the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments. Upon the occurrence of an Event of Termination, the Agent may notify the Obligors of Pool Receivables, at any time and at the Seller's expense, of the ownership of Receivable Interests under this Agreement.

     (1) At any time after the occurrence of an Event of Termination:

          (1) The Agent may direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Agent or its designee.

          (2) At the Agent's request and at the Seller's expense, the Seller shall notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Agent or its designee.

          (3) At the Agent's request and at the Seller's expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Agent or its designee.

          (4) The Seller authorizes the Agent to take any and all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of

     Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

     SECTION 6.4. RIGHTS AND REMEDIES. (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent's costs and expenses incurred in connection therewith shall be payable by the Collection Agent.

     (1) The Seller and the Originator shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Agent on behalf of the Investors and the Banks of their rights under this Agreement shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Neither the Agent, the Investors nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

     (2) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of the Originator Purchase Agreement, the provisions of this Agreement shall control.

     SECTION 6.5. FURTHER ACTIONS EVIDENCING PURCHASES. The Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Originator will (i) upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests and (ii) mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold.

     SECTION 6.6. COVENANTS OF THE COLLECTION AGENT AND THE ORIGINATOR. (a) AUDITS. The Collection Agent will, from time to time during regular business hours as requested by the

Agent (i) upon 48 hours prior notice if no Event of Termination shall have occurred and (ii) with no prior notice if an Event of Termination shall have occurred, permit the Agent, or its agents or representatives (including independent public accountants, which may be the Collection Agent's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent's performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters; PROVIDED, that (A) prior to the occurrence of an Event of Termination, such audits, examinations and visits may be conducted twice each calendar year, the cost of the first of such audits, examinations and visits to be borne by the Collection Agent in an amount not to exceed, when added to the cost of the audits referred to in
Section 5.02, $10,000 and the cost of the second to be borne by the Agent and
(B) upon and after the occurrence of an Event of Termination, such audits, examinations and visits shall not be limited in number, shall be at the discretion of the Agent and the cost thereof shall be borne by the Collection Agent. The audits referred to in this Section 6.06(a) shall be conducted at the same time as and shall not be in addition to the audits referred to in Section 5.02.

     (1) CHANGE IN CREDIT AND COLLECTION POLICY. The Originator will not make any change in the Credit and Collection Policy that would materially impair the collectibility of any Pool Receivable or the ability of the Originator (if it is acting as Collection Agent) to perform its obligations under this Agreement. In the event that the Collection Agent or the Originator makes any change to the Credit and Collection Policy, it shall, contemporaneously with such change, provide the Agent with an updated Credit and Collection Policy and a summary of all material changes.

     SECTION 6.7. INDEMNITIES BY THE COLLECTION AGENT. Without limiting any other rights that the Agent, any Investor, any Bank or any of their respective Affiliates (each, a "SPECIAL INDEMNIFIED PARTY") may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "SPECIAL INDEMNIFIED AMOUNTS") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

          (1) any representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

          (2) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract; or the failure of any Pool Receivable or Contract to conform to any such applicable law, rule or regulation;

          (3) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

          (4) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement after taking into account any cure periods provided herein;

          (5) the commingling of Collections of Pool Receivables at any time by the Collection Agent with other funds;

          (6) any action or omission by the Collection Agent reducing or impairing the rights of the

     Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

          (7) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

          (8) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable.


ARTICLE 7

                              EVENTS OF TERMINATION

     SECTION 7.1. EVENTS OF TERMINATION. If any of the following events ("EVENTS OF TERMINATION") shall occur and be continuing:

     (1) The Collection Agent (if the Originator or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for 15 Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

     (2) The Seller or the Originator shall fail (i) to transfer to the Agent when requested any rights, pursuant to this Agreement, which the Seller or the Originator then has as Collection Agent, or (ii) to make any payment required under Section 2.04; or

     (3) Any representation or warranty made or deemed made by the Seller or the Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller or the Collection Agent pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

     (4) The Seller or the Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Seller by the Agent; or

     (5) (i) The Seller shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (6) Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

     (7) The Seller or the Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or the Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

     (8) As of the last day of any Fiscal Month, either (i) the Default Ratio shall exceed 10% or (ii) the Delinquency Ratio shall exceed 15% or (iii) the Dilution Ratio shall exceed 30% for the calculations of such ratio during any of the Fiscal Months of October through March and 20% for the calculations of such ratio during any other Fiscal Month; or

     (9) The arithmetic average of the Default Ratio, the Delinquency Ratio or the Dilution Ratio, as the case may be, in each case calculated on the said last day of the said Fiscal Month as of the last day of the most recently ended Fiscal Month and the last day of the two (five, in the case of the Default Ratio) immediately preceding Fiscal Months shall exceed (A) 7%, in the case of the Default Ratio, (B) 15%, in the case of the Delinquency Ratio, or (C) 25%, in the case of the Dilution Ratio for calculations in any of the Fiscal Months of November through April and 20% for calculations in any other Fiscal Month; or

     (10) The Net Receivables Pool Balance shall for a period of two Business Days be less than the sum of the aggregate outstanding Capital and the greater of the Reserves or the Static Reserve of all Receivable Interests; or

     (11) There shall have occurred any material adverse change in the financial condition or operations of the Seller since May 16, 2001; or there shall have occurred any event which may materially adversely affect the collectibility of the Receivables Pool taken as a whole or the ability of the Seller or the Collection Agent to collect Pool Receivables or otherwise perform its obligations under this Agreement; or

     (12) An "Event of Termination" or "Facility Termination Date" shall occur under the Originator Purchase Agreement, or the Originator Purchase Agreement shall cease to 0be in full force and effect; or

     (13) Any provision of any Transaction Document for any reason ceases to be valid and binding upon the Seller or the Originator, or the Seller or the Originator shall repudiate or revoke any Transaction Document to which it is a party for any reason; or

     (14) A Collection Agent Default shall occur; or

     (15) All of the outstanding Interests of the Seller shall cease to be owned, directly or indirectly, by the Originator; or

     (16) There shall be a Change of Control of the Originator; or

     (17) The Debt under the Credit Agreement is not rated at least B- by S&P and B3 by Moody's; or

     (18) After the termination of the Credit Agreement, there shall occur any material adverse change in the financial condition or operations of the Originator; or

     (19) A new Lock-Box Account with a new Lock-Box Bank acceptable to the Agent has not been established within 30 days after the delivery of the Termination Notice (as that term is defined in the Lock-Box Agreement);

then, and in any such event, any or all of the following actions may be taken by notice to the Seller: (x) the Investor or the Agent may declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (y) the Agent may declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred), and (z) without limiting any right under this Agreement to replace the Collection Agent, the Agent may designate another Person to succeed the Originator as the Collection Agent; PROVIDED, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this
Section 7.01, the Facility Termination Date and the Commitment Termination Date shall occur, the Originator (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Investors, the Banks and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE 8

                                    THE AGENT

     SECTION 8.1. AUTHORIZATION AND ACTION. Each Investor and each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     SECTION 8.2. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Seller and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or the Collection Agent or to inspect the property (including the books and records) of the Seller or the Collection Agent; (d) shall not be responsible to any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.3. CSFBNY AND AFFILIATES. The obligation of CSFBNY to purchase Receivable Interests under this Agreement may be satisfied by any of its Affiliates. With respect to any Receivable Interest or interest therein owned by it, CSFBNY shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent. CSFBNY and any of its Affiliates may generally engage in any kind of business with the Seller, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent or any Obligor or any of their respective Affiliates, all as if CSFBNY were not the Agent and without any duty to account therefor to the Investors or the Banks.

     SECTION 8.4. BANK'S PURCHASE DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.


ARTICLE 9

                                 INDEMNIFICATION

     SECTION 9.1. INDEMNITIES BY THE SELLER. Without limiting any other rights that the Agent, the Investors, the Banks or any of their respective Affiliates (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any taxes which are subject to indemnity under Section 2.10 or excluded from the definition of Taxes thereunder. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all

Indemnified Amounts relating to or resulting from any of the following:

          (1) the creation of an undivided percentage ownership interest in any Receivable which purports to be part of the Net Receivables Pool Balance but which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

          (2) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

          (3) the failure by the Seller or the Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

          (4) the failure to vest in the Investors or the Banks, as the case may be, (a) a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Adverse Claim;

          (5) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

          (6) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

          (7) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts in each case after taking into account any applicable cure periods herein;

          (8) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

          (9) the commingling of Collections of Pool Receivables at any time with other funds;

          (10) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract;

          (11) any failure of the Seller to comply with its covenants contained in this Agreement or any other Transaction Document; or

          (12) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable.


ARTICLE 10

                                  MISCELLANEOUS

SECTION 10.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, as agent for the Investors and the Banks (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by the Collection Agent in addition to the Agent, affect the rights or duties of the Collection Agent under this Agreement. No failure on the part of the Investors, the Banks or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 10.2. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

     SECTION 10.3. ASSIGNABILITY. (a) This Agreement and the Investors' rights and obligations herein (including ownership of each Receivable Interest) shall be assignable at any time by the Investors and their successors and assigns. Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or the Originator, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Agent.

     (1) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. In addition, CSFBNY or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller or the Agent.

     (2) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

     (3) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

     SECTION 10.4. COSTS, EXPENSES AND TAXES. In addition to the rights of indemnification granted under Section 9.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02 subject to the limitations specified therein) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, Gramercy, CSFBNY and their respective Affiliates with respect thereto and with respect to advising the Agent, Gramercy, CSFBNY and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Investors, the Banks and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

     SECTION 10.5. NO PROCEEDINGS. Each of the Seller, the Agent, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against Gramercy any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by Gramercy shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding. Nothing in this Section 10.05, shall preclude, or be deemed to estop, the Seller or the Collection Agent (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by Gramercy or (B) any involuntary or insolvency proceeding filed or commenced by a Person other than the Seller or the Collection Agent, or (ii) from commencing against Gramercy or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

     SECTION 10.6. CONFIDENTIALITY. The Seller, the Originator, the Collection Agent and the Agent each agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to the legal counsel and auditors of the Seller, the Collection Agent and the Agent if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and PROVIDED, FURTHER, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

     SECTION 10.7. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND THE ORIGINATOR PURCHASE AGREEMENT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 10.9. SURVIVAL OF TERMINATION. The provisions of Sections 2.08, 2.09, 6.07, 9.01, 10.04, 10.05 and 10.06 shall survive any termination of this Agreement.

     SECTION 10.10. CONSENT TO JURISDICTION. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New

York State court or, to the extent permitted by law, in such Federal court.
The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (1) Each of the Seller, the Collection Agent and the Originator consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section
10.02. Nothing in this Section 10.10 shall affect the right of the Investors, any Bank or the Agent to serve legal process in any other manner permitted by law.

     SECTION 10.11. INTENT OF PARTIES. All of the parties hereto agree that, for U.S. federal, state and local income and franchise tax purposes, the transactions effected by this Agreement shall be treated as a financing of the Receivables by the Seller secured by a beneficial interest in the Receivables.

     SECTION 10.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

     SELLER:           PLAYTEX A/R LLC


                       By: /s/ Glenn A. Forbes
                          ----------------------------
                       Title: President
                             -------------------------

                       50 N. DuPont Highway
                       P.O. Box 1554
                       Dover, Delaware 19903
                       Attention: John McColgan
                       Facsimile No.: (302) 678-6935


     WITH A COPY TO:   Haas Wheat & Partners Incorporated
                       300 Crescent Court
                       Suite 1700
                       Dallas, Texas 75201
                       Attention:    Robert B. Haas
                                     Douglas D. Wheat
                       Facsimile No. (214) 871-8317


     WITH A COPY TO:   Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, New York 10019
                       Attention:    Robert Hirsh
                       Facsimile No. (212) 757-3990

     INVESTOR:         GRAMERCY CAPITAL CORPORATION


                       By: Credit Suisse First Boston,
                           New York Branch, as Attorney-in-Fact


                           By: /s/ Alberto Zonca
                              ----------------------------
                           Title: Vice President
                                 -------------------------


                           By: /s/ Laura Lee
                              ----------------------------
                           Title: Vice President
                                 -------------------------

                           11 Madison Avenue
                           New York, New York 10010
                           Attention: Matthew J. Monaco
                                      Asset Backed Conduit
                                      Finance Group
                           Facsimile No. 212-325-6677



     AGENT:            CREDIT SUISSE FIRST BOSTON, NEW YORK
                       BRANCH, as Agent

                       By: /s/ Bruce T. Miller
                          ----------------------------
                       Title: Director
                             -------------------------



                       By: /s/ Matthew J. Monaco
                          ----------------------------
                       Title: Associate
                             -------------------------

                       11 Madison Avenue
                       New York, New York 10010
                       Attention: Matthew J. Monaco
                                  Asset Backed Conduit
                                  Finance Group
                       Facsimile No. 212-325-6677

     BANK:             CREDIT SUISSE FIRST BOSTON, NEW YORK
                       BRANCH


                       By: /s/ Bruce T. Miller
                          ----------------------------
                       Title: Director
                             -------------------------



                       By: /s/ Matthew J. Monaco
                          ----------------------------
                       Title: Associate
                             -------------------------
                       Percentage Interest: 100%

                       11 Madison Avenue
                       New York, New York 10010
                       Facsimile No. 212-325-9081


     ORIGINATOR AND
     COLLECTION AGENT: PLAYTEX PRODUCTS, INC.


                       By: /s/ Glenn A. Forbes
                          ----------------------------
                       Title: Executive Vice President
                             -------------------------

                       300 Nyala Farms Road
                       Westport, Connecticut 06880
                       Attention: Glenn Forbes
                       Facsimile No.: 203-341-4260


     WITH A COPY TO:   Haas Wheat & Partners Incorporated
                       300 Crescent Court
                       Suite 1700
                       Dallas, Texas 75201
                       Attention:    Robert B. Haas
                                     Douglas D. Wheat
                       Facsimile No. (214) 871-8317


     WITH A COPY TO:   Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, New York 10019
                       Attention:    Robert Hirsh
                       Facsimile No. (212) 757-3990

                                  SCHEDULE III

                          SPECIAL CONCENTRATION LIMITS


                                          Ratings*        Concentration Limits
                                          --------        --------------------
                                       (Moody's/S&P)
        Name of Obligor
        ---------------

1.   WalMart _____________
                                          Aa2/AA                 30%
                                          A1/A+                  20%
                                          A3/A-                  15%
                                          Baa2/BBB               10%
                                          Ba1/BB+                 7%

2.   Target ______________                A2/A                   10%
                                          Baa1/BBB+               8%
                                          Baa3/BBB-               6%

3.   K-Mart ______________                Baa3/BB+                7%
                                          Ba3/BB-                 5%

4.   Walgreen ____________                Aa3/A+                  5%

5.   Albertson's _________                Baa1/BBB+               5%







-------------
* Concentration Limit percentage if long term public unsecured debt ratings are rated at least the following by both Moody's and S&P.

                                     ANNEX E
                         [Form of Funds Transfer Letter]

                           [Letterhead of the Seller]


[Date]

Credit Suisse First Boston, New York Branch
  as Agent
11 Madison Avenue
New York, New York 10010

     Re: FUNDS TRANSFERS

Gentlemen:

     This letter is the Funds Transfer Letter referred to in Section 2.02(b) of the Receivables Purchase Agreement, dated as of May 22, 2001, as modified, amended or restated from time to time (the "RPA"; terms used in the RPA, unless otherwise defined herein, having the meaning set forth therein) among the undersigned, Gramercy Capital Corporation, you, individually and as Agent for the Investors and the Banks and Playtex Products, Inc.

     You are hereby directed to deposit all funds representing amounts paid for Receivable Interests to Acct. # 4091216036, at Wells Fargo Bank, Corporate Banking Services, 420 Montgomery Street, San Francisco, California 94109, ABA # 121000248.

     The provisions of this Letter may not be changed or amended orally, but only by a writing in substantially the form of this letter signed by the undersigned and acknowledged by you.

                                               Very truly yours,

                                               PLAYTEX A/R LLC



                                               By:                            ,
                                                   ---------------------------
                                                   Title:


Receipt acknowledged:

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH as Agent

By:
     --------------------------------
     Title





By:
     --------------------------------
     Title




                                       E-1